Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
TippingPoint Technologies, Inc.:

We consent to the incorporation by reference in Registration Statement Nos. 33-92053, 33-2171, 33-17848 (Post-Effective Amendment No. 1), 33-33803, 33-33807, 33-39323, 33-36911, 33-45176, 33-45231, 33-45233, 33-56952, 33-58708, 33-72158, 033-55265 (Post-Effective Amendment No. 1), 033-60379, 033-63547, 333-11639, 333-15923, 333-29099, 333-70459, 333-74371, 333-34726, 333-44508, 333-50992, 333-59504, 333-64988, 333-76764, 333-109983 and 333-122441, of 3Com Corporation on Form S-8 of our report dated April 2, 2004, with respect to the balance sheets of TippingPoint Technologies, Inc. as of January 31, 2004 and 2003, and the related statements of operations, stockholders’ equity and cash flows for the years ended January 31, 2004 and 2003, the month ended January 31, 2002 and the year ended December 31, 2001, which report appears in the Form 8-K of 3Com Corporation dated April 11, 2005.

/s/ KPMG LLP

Austin, Texas
April 11, 2005